                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-12


                           MARINER HEALTH CARE, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

                  -------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------

         (5)      Total fee paid:

                  -------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:

         ----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, for the form or schedule and the date of its filing.

         (1)      Amount previously paid:

                  -------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------------

         (3)      Filing party:

                  -------------------------------------------------------------

         (4)      Date filed:

                  -------------------------------------------------------------


===============================================================================

                     [MARINER HEALTH CARE, INC. LETTERHEAD]


Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Mariner Health Care, Inc., a Delaware corporation, to be held at 9:00 a.m., Central time on Wednesday, July 30, 2003, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

         Attached you will find a notice of annual meeting of stockholders and proxy statement that contains information concerning the business to be conducted at the meeting.

         Your vote is important to us and to our business. Whether or not you plan to attend the meeting, your shares should be represented and voted. I encourage you to sign, date and promptly return your proxy card in the enclosed postage-paid envelope. If you attend the meeting in person, you will, of course, have the right to vote in person.

         I look forward to seeing you in Houston.


                                        Sincerely,

                                        /s/ C. Christian Winkle
                                        -------------------------------------
                                        C. Christian Winkle
                                        President and Chief Executive Officer


Atlanta, Georgia
June 30, 2003

                           MARINER HEALTH CARE, INC.
                         ONE RAVINIA DRIVE, SUITE 1500
                             ATLANTA, GEORGIA 30346


               NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 30, 2003

         The 2003 annual meeting of stockholders of Mariner Health Care, Inc. will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 at 9:00 a.m. Central time on Wednesday, July 30, 2003 for the following purposes:

         1. To elect seven directors to serve a one-year term and until their successors are duly elected and qualified; and

         2. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on June 16, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.


                                        By Order of the Board of Directors


                                        /s/ Stefano M. Miele

                                        Stefano M. Miele
                                        Secretary

Atlanta, Georgia
June 30, 2003



                             YOUR VOTE IS IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                           MARINER HEALTH CARE, INC.
                         ONE RAVINIA DRIVE, SUITE 1500
                             ATLANTA, GEORGIA 30346

                                   ---------

                                PROXY STATEMENT
                    FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 30, 2003

                                   ---------

                              GENERAL INFORMATION

         The board of directors of Mariner Health Care, Inc., or Mariner, a Delaware corporation, is providing this proxy statement in connection with its solicitation of proxies for use at Mariner's 2003 annual meeting of stockholders, to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on Wednesday, July 30, 2003, at 9:00 a.m. Central time and at any and all adjournments or postponements thereof. The persons named to serve as proxies were selected by the board of directors of Mariner.

         This proxy statement and the accompanying form of proxy are first being sent or given to stockholders on or about June 30, 2003, along with an annual report to stockholders for the fiscal year ended December 31, 2002. We will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers of reasonable expenses for sending proxy materials to their principals. In addition to the use of the mails, our employees or officers may also solicit proxies by telephone, e-mail, telecopy or in person.

         Only stockholders of record of our $0.01 par value common stock at the close of business on Monday, June 16, 2003, the record date, are entitled to notice of, and to vote at, the meeting. On the record date, there were 20,000,000 shares of our common stock outstanding. Each holder of record at the close of business on the record date is entitled to one vote per common share on each matter to be voted on at the meeting. A majority of the issued and outstanding shares of common stock entitled to vote at the meeting must be present or represented at the meeting in order to have a quorum.

         In determining whether a quorum exists at the meeting, all shares represented for any purpose at the meeting, including abstentions and broker non-votes, will be counted. Under our bylaws, broker non-votes are defined as shares held by brokers who are prohibited from voting (pursuant to their discretionary authority on behalf of beneficial owners of such shares who have not submitted a proxy with respect to such shares) on some or all of the matters before the stockholders but which shares would otherwise be entitled to vote at the meeting.

         When a quorum is present at any meeting of stockholders, generally the holders of a majority of the stock present or represented and voting on a matter will decide any matter to be voted upon by the stockholders at the meeting (other than the election of directors). Under our bylaws, any election of directors by the stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote at such election. Because abstentions and broker non-votes do not constitute votes "for" or "against" any matter proposed for consideration at the meeting, such votes will not be included in the calculation of votes "present or represented and voting" on a matter and thus will have no effect on the outcome of the vote.

         The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. If no voting direction is indicated, properly signed proxies will be voted as recommended in this proxy statement by the board of directors and at the discretion of the persons appointed to serve as proxies as to any other matters that may properly come before the meeting. We do not presently know of any other business to come before the meeting. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. You may revoke your proxy at any time prior to the meeting by delivering to American Stock Transfer & Trust Company, Attention: Carlos Pinto, written notice of such revocation or a proxy with a later date, or by attending and voting in person at the meeting. The address of American Stock Transfer & Trust Company is 59 Maiden Lane, New York, New York 10038 and the telecopy number is (718) 921-8336.

         Votes cast by proxy or in person will be tabulated by the inspector of elections appointed by Mariner. Directors will be elected by a plurality of all of the votes cast. Any other proposals that may properly come before the meeting for consideration will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

         Our principal executive offices are located at the address appearing beneath our name at the top of page 1.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

NOMINEES

         Our board of directors is elected each year at the annual meeting of stockholders. The seven nominees receiving the highest number of votes will be elected at this year's meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who may be designated by the board of directors to fill the vacancy. As of the date of this proxy statement, the board of directors is not aware of any nominee who is unable or will decline to serve as a director. Each director will serve until the 2004 annual meeting of stockholders and until he or she is succeeded by another qualified director who has been elected, or until his or her death, resignation or removal. Each nominee who appears in the following table is currently a director of Mariner.


NAME OF NOMINEE                                AGE                             PRINCIPAL OCCUPATION
---------------                                ---                             --------------------

C. Christian Winkle                            40         President and Chief Executive Officer of Mariner Health
                                                          Care, Inc.

Victor L. Lund                                 55         Chairman of the Board of Directors of Mariner Health
                                                          Care, Inc.

Patrick H. Daugherty                           36         General Counsel and Senior Portfolio Manager of Highland
                                                          Capital Management, L.P.

Earl P. Holland                                58         Retired Vice Chairman and Chief Operating Officer of
                                                          Health Management Associates, Inc.

Philip L. Maslowe                              56         Retired Executive Vice President and Chief Financial
                                                          Officer of The Wackenhut Corporation

Mohsin Y. Meghji                               38         Principal of Loughlin, Meghji + Company

M. Edward Stearns                              43         Senior Vice President of Wells Fargo Foothill

         There are no family relationships between any of the nominees, directors, or any of Mariner's executive officers. Mariner's executive officers serve at the discretion of the board of directors. Detailed information about Mariner's directors is provided below.

C. CHRISTIAN WINKLE has served as Mariner's President, Chief Executive Officer and a director since March 2000. From January 1999 through March 2000, he served as our Executive Vice President. Prior to that, Mr. Winkle served as Executive Vice President and Chief Operating Officer of Integrated Health Services, Inc., or IHS, a long-term health care service provider, from May 1997 to December 1998. From May 1997 through April 1998, he served as Executive Vice President-Field Operations of IHS' owned and leased facilities, and from May 1995 to May 1997, he served as Senior Vice President-Operations of IHS. Prior to that, Mr. Winkle served as Regional Vice President of Operations and President-MSU Product Development of IHS from September 1992 through March 1994.

VICTOR L. LUND has served as our Chairman of the Board and as a director since May 2002. From June 1999 through June 2002, he served as Vice Chairman of the Board of Albertson's, Inc., a food and drug retailer. He is also a member of the board of directors of The Steiner Corporation, Borders Group, Inc., Service Corporation International and NCR Corporation. From May 1995 through June 1999, Mr. Lund served as Chairman of the Board and Chief Executive Officer of American Stores Company, a food and drug retailer. His previous position consisted of serving as President and Chief Executive Officer of American Stores.

PATRICK H. DAUGHERTY has served as a director since May 2002. He is General Counsel and a Senior Portfolio Manager at Highland Capital Management, L.P., or Highland. Highland is an institutional money management firm. Mr. Daugherty has been employed at Highland since 1998 and manages a portfolio primarily consisting of stressed and distressed credits with a focus on healthcare related investments. Prior to joining Highland, Mr. Daugherty served as Vice President in the Corporate Finance Group at NationsBanc Capital Markets, Inc. (now Bank of America), a commercial bank, from 1993 to 1998, where he originated and structured leveraged transactions in the healthcare sector. He received a B.B.A. in Finance from the University of Texas at Austin and a Juris Doctorate from the University of Houston School of Law.

EARL P. HOLLAND has served as a director since May 2002. He is the former Vice Chairman and Chief Operating Officer for Health Management Associates, Inc., or HMA, an owner and operator of acute care hospitals. Prior to joining HMA, he worked at Humana, Inc., a health benefits company, from 1971 to 1981, ultimately serving as Chief Executive Officer for a hospital in Overland Park, Kansas. He joined HMA in 1981 and held several operations positions until being promoted to Vice Chairman and Head of the Acquisitions Group in 1997. He became Chief Operating Officer of HMA in 1999. He currently serves on the board of directors of Cornerstone Management Partners, Inc., Essent Healthcare Company, First Bancorp, Inc., Team Health, Inc. and Ultrawatt Energy Systems, Inc. Mr. Holland earned a B.S. degree in Business Administration from Southeast Missouri State University in 1968.

PHILIP L. MASLOWE has served as a director since August 2002. Most recently, he served as the Executive Vice President and Chief Financial Officer of The Wackenhut Corporation, a security, staffing and privatized prisons corporation, where he was employed since August 1997. From July 1993 until May 1997, he served in various executive positions at KinderCare Learning Centers, Inc., a child care company, most recently as Executive Vice President and Chief Financial Officer. Mr. Maslowe also currently serves as the non-executive Chairman of the Board of directors of AMF Bowling Worldwide, Inc.

MOHSIN Y. MEGHJI has served as a director since May 2002. He is a principal of Loughlin Meghji + Company, or LM+Co., a New York based restructuring advisory firm. Prior to forming LM+Co. in January 2002, Mr. Meghji was a Senior Manager and then partner in the Restructuring Group of Andersen LLP, a business advisory firm where he was employed since January 1994. For the majority of his career, Mr. Meghji has specialized in advising management, investors and creditors in relation to business restructurings in a variety of industries, including healthcare. He served as the financial advisor to the lenders under our prepetition senior credit facility during our bankruptcy proceedings. Mr. Meghji received an honors B.B.A. from the Schulich School of Business of York University, Canada in 1987 and has also attended the INSEAD Business School in France for executive courses. He is an U.K. and Canadian Chartered Accountant.

M. EDWARD STEARNS has served as a director since May 2002. He is Senior Vice President of Wells Fargo Foothill, a subsidiary of Wells Fargo & Co., and a Managing General Partner of five partnerships in the Foothill family of funds. He has been employed at Wells Fargo Foothill since 1991 and manages a portfolio primarily consisting of distressed credits with a focus on healthcare related investments. He served on the official committee of unsecured creditors in the Sun Healthcare Group, Inc. bankruptcy case and currently serves on the official committee of unsecured creditors in the Coram Healthcare Corporation bankruptcy, as well as on numerous lender steering committees. Mr. Stearns served on the steering committee for the lenders under our prepetition senior credit facility during our bankruptcy proceedings. Mr. Stearns has also served as nonexecutive Chairman of the Board of Healthcare America (now The Brown Schools) from 1996 to 1997, a director of William Lyon Homes from 1998 to 1999 and director of Quantegy, Inc. since 1999. Mr. Stearns earned a B.A. in Economics from Wesleyan University in 1982 and an M.B.A. from The University of California at Los Angeles in 1987.

APPOINTMENT OF DIRECTORS/EMERGENCE FROM BANKRUPTCY

         We emerged from bankruptcy protection effective May 13, 2002 pursuant to the terms of our Joint Plan of Reorganization, as amended and approved by the bankruptcy court, or Joint Plan. Each of the directors currently serving on our board of directors, other than Mr. Maslowe, received their initial appointment pursuant to the terms of our Joint Plan. There is no agreement or term of the Joint Plan that governs the future selection of directors. Mr. Maslowe was elected to a vacant board of directors position by the remaining directors in August 2002.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board of directors recommends a vote FOR the election of each director nominee.

BOARD AND COMMITTEE MEETINGS

         Beginning with our emergence from bankruptcy on May 13, 2002 and until the end of our 2002 fiscal year on December 31, 2002, our board of directors met or acted by written consent ten times. Each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he was a member during this period.

BOARD COMMITTEES

         Our audit/compliance committee assists the board of directors in monitoring:

         -        the integrity of our financial statements;

         - the independence and performance of our internal and external auditors; and

         - our compliance with our obligations under the Corporate Integrity Agreement we entered into with the United States government in connection with our emergence from bankruptcy, or the Corporate Integrity Agreement.

         The members of this committee are Messrs. Holland (Chairman), Maslowe and Meghji. This committee met or acted by written consent four times between May 13, 2002 and the end of our 2002 fiscal year. The board of directors makes independence determinations in accordance with the rules of the National Association of Securities Dealers, or NASD. The board of directors has determined that Messrs. Holland and Maslowe are independent as defined in these rules and have no other relationships that would interfere with their exercise of independent judgment in carrying out their responsibilities. Mr. Meghji's company, LM+Co. served as financial advisor to the senior lenders' steering committee in our bankruptcy proceedings. This committee represented the interests of lenders under our prepetition senior credit facility during our bankruptcy proceedings. During these proceedings, LM+Co. received an aggregate of $526,996 in fees in connection with its representation of this committee. Mr. Meghji has not received any payments from us, other than compensation as a board member, since our emergence from bankruptcy. For this reason, the board of directors has determined that Mr. Meghji has no relationship that would interfere with his exercise of independent judgment in carrying out his responsibilities. The board of directors has not, however, made a determination as to whether Mr. Meghji would be deemed to be independent pursuant to NASD rules. The audit/compliance committee operates under a charter, a copy of which is attached as Annex A to this proxy statement.

         Our compensation committee oversees and approves the compensation and benefits of our officers and administers our stock option plans. This committee consists of Messrs. Lund (Chairman), Daugherty and Stearns. The compensation committee met or acted by written consent four times between May 13, 2002 and the end of our 2002 fiscal year.

         The board of directors does not have a nominating or any other standing committee.

COMPENSATION OF OUTSIDE DIRECTORS

         Directors who are executive officers of Mariner receive no additional compensation for their services as a director or as a member of any committee of the board of directors. Each outside director, other than the Chairman of the board, received a grant of options to purchase 25,000 shares of our common stock under our 2002 Outside Directors' Stock Option Plan when he was first elected or appointed to the board of directors. The options granted were 25% vested as of the date of grant, and the remainder vest in equal increments of one-third on each of the three successive anniversaries of the grant date. With the exception of the Chairman of the board, each outside director also receives an annual retainer of $25,000, $1,000 for each board or committee meeting he attends in person and $500 for each telephonic board meeting in which he participates. We also reimburse each director for reasonable expenses incurred in connection with attendance at any board or committee meetings. Our Chairman of the board of directors received an initial grant of options to purchase 50,000 shares of our common stock. These options were 25% vested on the date of grant, and the remainder vest in equal increments of one-third on each of the three successive anniversaries of the grant date. Our Chairman receives an annual retainer of $120,000 and $1,000 for each board or committee meeting he attends in person and $500 for each telephonic board meeting in which he participates.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of June 16, 2003, the number and percentage of shares of our common stock beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by: (i) all persons known to us to beneficially own more than five percent of our common stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all directors and executive officers as a group. The number of shares owned by a person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 16, 2003. The number of shares owned by five percent beneficial owners is based on the most recent information available to us, and, except as noted below, the address of each beneficial owner is c/o Mariner Health Care Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346.


                                                                            NUMBER OF SHARES            PERCENTAGE
                    BENEFICIAL OWNER                                             OWNED                  OWNED(1)
                    ----------------                                        ----------------            ----------

DIRECTORS AND EXECUTIVE OFFICERS:
C. Christian Winkle......................................................            -- (2)                  --
Susan Thomas Whittle.....................................................            --                      --
Boyd P. Gentry...........................................................            -- (2)                  --
David F. Polakoff, M.D...................................................            -- (2)                  --
Stefano M. Miele.........................................................            -- (2)                  --
Victor L. Lund...........................................................        25,000 (3)                  --
Patrick H. Daugherty.....................................................     1,602,563 (4)                 8.0%
Earl P. Holland..........................................................        12,500 (5)                   *
Philip L. Maslowe........................................................        12,500 (5)                   *
Mohsin Y. Meghji.........................................................        17,500 (5)(6)                *
M. Edward Stearns........................................................     1,756,096 (7)                 8.8%
Directors and executive officers as a group (24 persons).................     3,431,069 (8)                17.1%

5% BENEFICIAL OWNERS:
Oaktree Capital Management, LLC and affiliates...........................    6,502,492 (9)                 32.5%
Wells Fargo Foothill and affiliates......................................    1,756,096 (7)(10)              8.8%
Highland Capital Management, L.P. and affiliates.........................    1,599,763 (4)(11)              8.0%
Greenlight Capital, L.L.C................................................    1,562,929 (12)                 7.8%

------------

* Represents less than one percent of the outstanding shares of our common stock at June 16, 2003.

(1) Based on 20,000,000 shares of our common stock outstanding as of June 16, 2003. Shares issuable under stock options or warrants exercisable within 60 days of June 16, 2003 are treated as if outstanding for purposes of computing the percentage ownership of the person holding these securities but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

(2) All options previously held by the indicated person were tendered to, accepted and cancelled by Mariner on June 14, 2003. Such tender, acceptance and cancellation occurred in connection with Mariner's offer to exchange options held by employees having an exercise price of $20.12 per share previously granted under Mariner's 2002 Stock Incentive Plan for an equal number of new options to be granted on December 15, 2003. As a result, the indicated person does not beneficially own any of Mariner's securities as of the date of this table. The terms of the exchange offer described above are more fully set forth in the Schedule TO filed by Mariner with the Securities and Exchange Commission, or SEC, on May 16, 2003, as amended by Amendment No. 1 thereto filed with the SEC on June 17, 2003.

(3) Consists of options that are exercisable within 60 days of June 16, 2003 to acquire 25,000 shares of common stock.

(4)      Based upon a Form 4 filed with the SEC on December 9, 2002 and the
         Schedule 13D filed with the SEC on May 23, 2002 by Highland Capital Management, L.P., or Highland, Highland Crusader Offshore Partners, L.P., or Highland Crusader, Prospect Street High Income Portfolio, Inc., or Prospect Street, and Mr. Daugherty. Includes 1,437,010, 77,673 and 72,580 shares of common stock held by Highland Crusader, Prospect Street and Highland, respectively. Also includes options held by Mr. Daugherty that are exercisable within 60 days of June 16, 2003 to acquire 12,500 shares of common stock. Mr. Daugherty is an employee of Highland, which is the general partner of Highland Crusader and the investment advisor for Prospect Street. Under an arrangement between Mr. Daugherty and Highland, Mr. Daugherty is required to assign or remit all compensation, including stock options, received as a director of Mariner to his employer. Accordingly, Mr. Daugherty disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(5) Includes options that are exercisable within 60 days of June 16, 2003 to acquire 12,500 shares of common stock.

(6) Pursuant to an arrangement between Mr. Meghji and LM+Co., Mr. Meghji is required to assign or remit all compensation, including stock options, received as a director of Mariner to his employer. Accordingly, Mr. Meghji disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(7) Based upon a Form 4 filed with the SEC on November 21, 2002 by Mr. Stearns and Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2003 by Foothill Partners III, L.P., or Foothill Partners III, Foothill Partners IV, L.P., or Foothill Partners IV, FP IV GP, LLC, or FP IV GP, and the following managing partners/members: The Foothill Group, Inc., Stearns Family Trust 2001, Dennis R. Ascher, Jeffery T. Nikora Living Trust and John F. Nickoll Living Trust. FP IV GP is the general partner of Foothill Partners IV and the managing partners/members named above are the managing members of Foothill Partners IV. The managing partners/members are the general partners of Foothill Partners III. Mr. Stearns is the trustee of the Stearns Family Trust 2001. Foothill Partners III beneficially owns 933,386 shares of common stock and its affiliate, Foothill Partners IV, beneficially owns 810,210 shares of common stock. Includes options held by Mr. Stearns that are exercisable within 60 days of June 16, 2003 to acquire 12,500 shares of common stock. Mr. Stearns is the managing general partner of Foothill Partners III and Foothill Partners IV. Pursuant to an arrangement between Mr. Stearns and Wells Fargo Foothill, Mr. Stearns is required to assign or remit all compensation, including stock options, received as a director of Mariner to Wells Fargo Foothill. Accordingly, Mr. Stearns disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(8)      See notes (1) -- (7).

(9) Based upon Amendment No. 2 and Amendment No. 3 to Schedule 13D filed with the SEC on May 7, 2003 and May 8, 2003, respectively, by Oaktree Capital Management, LLC, or Oaktree Capital Management, OCM Opportunities Fund II, L.P., or Opportunities II, and OCM Opportunities Fund III, L.P., or Opportunities III, collectively, the Oaktree Funds and Accounts. Oaktree Capital Management is the general partner and/or investment advisor of Opportunities II and Opportunities III. Opportunities II has sole power to vote and dispose of 3,377,987 shares of our common stock, Opportunities III has sole power to vote and dispose of 2,811,558 shares of our common stock and certain other affiliates of Oaktree Capital Management beneficially own, in the aggregate, 312,947 shares of our common stock. Although Oaktree Capital Management may be deemed to beneficially own the shares of common stock held by the Oaktree Funds and Accounts by virtue of its status as general partner or investment manager of those funds and accounts, Oaktree Capital Management, a registered investment advisor under the Investment Advisors Act of 1940, disclaims any beneficial interest in those shares except to the extent of its pecuniary interest therein. The address of the Oaktree Funds and Accounts is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(10) The address of Wells Fargo Foothill is 2450 Colorado Avenue, Suite 3000W, Santa Monica, California 90404.

(11) The address of Highland , Highland Crusader and Prospect Street is Two Galleria Tower, 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

(12) Based upon Amendment No. 1 to Schedule 13G filed with the SEC on March 18, 2003 by Greenlight Capital, L.L.C., David Einhorn and Jeffrey A. Kerwin. Their address is 420 Lexington Avenue, Suite 1740, New York, New York 10170.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and officers, and any persons who beneficially own more than 10% of our common stock, are required to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely upon our review of copies of such reports from the time of our emergence from bankruptcy, when we issued our common stock, until the end of our 2002 fiscal year, and written representations from our directors and officers, we believe that all filing requirements applicable to directors, officers and more than 10% beneficial owners for this period have been complied with, except for the inadvertent late filing of two Forms 4 relating to three transactions by Patrick H. Daugherty, one of our directors.

                             EXECUTIVE COMPENSATION

       The following table presents information concerning compensation earned by our Chief Executive Officer during the fiscal year ended December 31, 2002 and our four other most highly compensated executive officers serving at December 31, 2002 who earned over $100,000 in salary and bonus. They are collectively referred to as the named executive officers. Until May 13, 2002, the named executive officers were employed by Mariner. After that date, Ms. Whittle, Mr. Gentry, Mr. Miele and Dr. Polakoff were employed by Mariner Health Care Management Company, or the Management Company, a wholly-owned subsidiary of ours.

                           SUMMARY COMPENSATION TABLE


                                                            ANNUAL COMPENSATION
                                     FISCAL                 --------------------             ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR (1)                SALARY         BONUS            COMPENSATION
---------------------------         --------                ------         -----            ------------

C. Christian Winkle..............   2002                   $737,308      $1,500,000 (2)     $18,000 (4)
   President, Chief Executive       2001-12/31              652,550         585,000 (3)      15,450 (4)
   Officer and Director             2001                    652,550         780,000          12,900 (4)
                                    2000                    570,962         600,000          15,453 (5)

Susan Thomas Whittle.............   2002                   $346,327      $  350,000 (2)     $ 7,800 (7)
   Former Executive Vice            2001-12/31              333,500         187,500 (3)      10,350 (7)
   President, General Counsel       2001                    333,500         250,000          10,350 (7)
   and Secretary (6)                2000                    328,482         175,000              --

Boyd P. Gentry...................   2002                   $314,423      $  325,000 (2)     $ 7,800 (7)
   Senior Vice President            2001-12/31              272,077         112,500 (3)       8,342 (7)
   and Treasurer                    2001                    262,846         150,000           8,342 (7)
                                    2000                    235,000          85,000              --

David F. Polakoff, M.D...........   2002                   $363,462      $  150,000 (2)     $ 7,800 (7)
   Senior Vice President,           2001-12/31              350,000          67,500 (3)      11,562 (7)
   Medical Affairs and              2001                    350,000          90,000          11,562 (7)
   Chief Medical Officer            2000                    354,039          50,000              --

Stefano M. Miele.................   2002                   $246,741      $  150,000 (2)     $ 7,800 (7)
   Senior Vice President,           2001-12/31              196,154          75,000 (3)       7,800 (7)
   General Counsel and              2001                    193,558          75,000           7,800 (7)
   Secretary                        2000                    170,192          49,300              --

------------

(1) The row "2001 - 12/31" represents the 12-month period ended December 31, 2001, including the three-month transition period from October 1, 2001 to December 31, 2001 in connection with a change in our fiscal year end from September 30 to December 31. The row "2001" represents the 12-month period ended September 30, 2001. Consequently, the compensation paid during the nine-month period from January 1, 2001 to September 30, 2001 is reported in both rows.

(2) Consists of amounts paid in connection with our bankruptcy proceedings and approved by the bankruptcy court.

(3) Represents prorated portion of bonus (9/12) earned during the 12-month period ended December 31, 2001.

(4)      Represents automobile allowance.

(5)      Represents temporary living expenses.

(6)      Ms. Whittle's employment terminated on December 31, 2002.

(7) Represents automobile allowance of $7,800 and matching contributions under our 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table presents stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2002. Except for Mr. Winkle's, these option grants would have vested ratably over four years commencing on the first anniversary of the date of grant. Mr. Winkle's option grant would have vested at the rate of 8.33% per quarter, with the remaining shares vesting on the third anniversary of May 15, 2002, the date of grant. The exercise price per share of each option granted was equal to the fair market value of our common stock on the date of grant.

         All options shown as granted to the person indicated in the table below were tendered to, accepted and cancelled by Mariner on June 14, 2003. Such tender, acceptance and cancellation occurred in connection with Mariner's offer to exchange options held by employees having an exercise price of $20.12 per share previously granted under Mariner's 2002 Stock Incentive Plan for new options to be granted on December 15, 2003. As a result, none of the options appearing in the table below remain outstanding as of the date of this proxy statement.

         Potential realizable value is calculated assuming that the stock price on the date of grant appreciates at the indicated rate compounded annually until the option is exercised and sold on the last day of its term for the appreciated stock price. The five percent and 10% assumed rates of appreciation are required by the rules of the Securities and Exchange Commission, or SEC, and do not represent our estimate or projection of our future common stock price.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                  INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                               -------------------------------------------------------     AT ASSUMED ANNUAL RATES OF
                                NUMBER OF       PERCENT OF                                  STOCK PRICE APPRECIATION
                               SECURITIES     TOTAL OPTIONS     EXERCISE                        FOR OPTION TERM
                               UNDERLYING       GRANTED TO     OR BASE                    ---------------------------
                                 OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION          5%             10%
           NAME                GRANTED (#)     FISCAL YEAR      ($/SH)         DATE            ($)             ($)
           ----                -----------    ------------      ------      ----------      ----------     -----------

C. Christian Winkle........     439,560           25.7%          $20.12       5/15/12       $5,560,434     $14,096,689
Susan Thomas Wittle........          --             --               --           --                --              --
Boyd P. Gentry.............      65,000            3.8%          $20.12       5/15/12       $  822,250     $ 2,084,550
David F. Polakoff, M.D.....      40,000            2.3%          $20.12       5/15/12       $  506,000     $ 1,282,800
Stefano M. Miele...........      40,000            2.3%          $20.12       5/15/12       $  506,000     $ 1,282,800

OPTION EXERCISES AND YEAR END OPTION VALUES

         No options were exercised and no value was realized from any exercises during our 2002 fiscal year. The following table presents unexercised options that were held at the end of our 2002 fiscal year by each named executive officer. Value of in-the-money options represents the aggregate market value of the underlying securities at our 2002 fiscal year end minus the aggregate exercise price payable for those shares.

         All options shown as granted to the person indicated in the table below were tendered to, accepted and cancelled by Mariner on June 14, 2003. Such tender, acceptance and cancellation occurred in connection with Mariner's offer to exchange options held by employees having an exercise price of $20.12 per share previously granted under Mariner's 2002 Stock Incentive Plan for new options to be granted on December 15, 2003. As a result, none of the options appearing in the table below remain outstanding as of the date of this proxy statement.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                 SHARES                    UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                ACQUIRED                 OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
                                   ON         VALUE                 (#)                             ($)
                                EXERCISE     REALIZED   ----------------------------    ----------------------------
        NAME                       (#)         ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----                    --------     --------   -----------    -------------    -----------    -------------

C. Christian Winkle........         --          --         109,845         329,715            --              --
Susan Thomas Wittle........         --          --              --              --            --              --
Boyd P. Gentry.............         --          --              --          65,000            --              --
David F. Polakoff, M.D. ...         --          --              --          40,000            --              --
Stefano M. Miele...........         --          --              --          40,000            --              --

EMPLOYMENT AGREEMENTS

         The following are summaries of the employment agreements with our named executive officers. Although Messrs. Gentry and Miele are employed by the Management Company, each is serving as an officer of both Mariner and the Management Company.

         C. CHRISTIAN WINKLE

         We entered into an employment agreement with Mr. Winkle as of April 4, 2002. His agreement is for a continuous term during the period he remains employed by us. Pursuant to this agreement, Mr. Winkle is entitled to receive:

         - a base salary, currently $750,000 per year, which is reviewed by our board of directors annually, and may increase, but not decrease;

         - an annual bonus of between 50% and 150% of his annual base salary if we achieve specified financial targets; and

         - fringe benefits, including stock options and pension and welfare benefits.

         If Mr. Winkle's employment is terminated without cause or he terminates his employment for good reason prior to a change of control or following the second anniversary of a change of control, he will continue to receive his then-current salary for two years. He will also receive a lump sum payment equal to the sum of: (i) his prorated target bonus for bonus amounts earned during the year of termination; and (ii) two times the greater of (x) the average annual bonuses paid to him over the two prior years or (y) his target bonus amount. In addition, Mr. Winkle will be entitled (subject to mitigation) to benefit continuation for a period of two years following his termination and all equity-based awards will become fully vested.

         If Mr. Winkle's employment is terminated without cause or he terminates his employment for good reason during the twenty-four month period following a change of control, he will receive in a lump sum: (i) a prorated target bonus for bonus amounts earned during the year of termination; and (ii) an amount equal to 2.99 times the sum of (x) his then-current base salary plus
(y) the greater of the average bonus paid to him over the two prior years or his target bonus. In addition, Mr. Winkle will be entitled (subject to mitigation) to benefit continuation for a period of thirty-six months following his termination, and all equity-based awards will become fully vested.

         Mr. Winkle has agreed not to solicit any client or prospective client of ours or solicit or hire our employees for two years following the end of his employment. In addition, if Mr. Winkle terminates his employment without good reason, he is restricted from competing against us for a period of one year.

         BOYD P. GENTRY

         The Management Company has entered into an employment agreement with Mr. Gentry as of May 13, 2002. Mr. Gentry's agreement provides for a continuous term during the period he remains employed by us. Pursuant to this agreement, Mr. Gentry is entitled to receive:

         - a base salary, currently $325,000 per year, which is reviewed by the Management Company's board of directors annually, and may increase, but not decrease;

         - an annual bonus of 60% of his annual base salary if we achieve specified financial targets; and

         - fringe benefits, including stock options and pension and welfare benefits.

         If within one year following a change of control Mr. Gentry's employment is terminated without cause or he terminates his employment for good reason, then he will receive in a lump sum: (i) a prorated target bonus for bonus amounts earned during the year of termination; and (ii) an amount equal to 2.5 times the sum of (x) his then-current base salary plus (y) the greater of the average bonus paid to him over the two prior years or his target bonus. In addition, Mr. Gentry will be entitled (subject to mitigation) to benefit continuation for a period of thirty-six months following his termination and all equity-based awards will become fully vested.

         If Mr. Gentry's employment is terminated without cause either prior to, or following the first anniversary of, a change of control, he will continue to receive his then-current salary for a period of two and one-half years. He will also receive a lump sum payment equal to his prorated target bonus for bonus amounts earned during the year of termination. In addition, he will be entitled (subject to mitigation) to benefit continuation for a period not to exceed the period for which he receives his then-current salary. In addition, all equity-based awards will become fully vested.

         Mr. Gentry has agreed not to solicit any client or prospective client of ours or solicit or hire our employees for two years following the end of his employment. In addition, if Mr. Gentry terminates his employment without good reason, he is restricted from competing against us for a period of one year.

         STEFANO M. MIELE

         The Management Company has entered into an employment agreement with Mr. Miele as of May 13, 2002. This agreement provides for a three-year term that extends automatically for successive one-year terms. Mr. Miele is entitled to receive:

         - a base salary of at least $250,000 per year which is reviewed by the Management Company's board of directors annually, and may increase, but not decrease;

         - an annual bonus of 50% of his annual base salary if we achieve specified financial targets; and

         - fringe benefits, including stock options and pension and welfare benefits.

         If within one year following a change of control Mr. Miele's employment is terminated without cause or he terminates his employment for good reason, then he will receive in a lump sum: (i) a prorated target bonus for bonus amounts earned during the year of termination; and (ii) an amount equal to 1.5 times the sum of (x) his then-current base salary plus (y) the greater of the average bonus paid to him over the two prior years or his target bonus. In addition, he will be entitled (subject to mitigation) to benefit continuation for a period of twenty-four months following his termination and all equity-based awards will become fully vested.

         If Mr. Miele's employment is terminated without cause either prior to, or following the first anniversary of, a change of control, he will continue to receive his then-current salary for a period of one and one-half years. He will also receive a lump sum payment equal to his prorated target bonus for bonus amounts earned during the year of termination. In addition, he will be entitled (subject to mitigation) to benefit continuation for a period not to exceed the period for which he receives his then-current salary. In addition, all equity-based awards will become fully vested.

         Mr. Miele has agreed not to solicit any client or prospective client of ours or solicit or hire our employees for two years following the termination of his employment. In addition, if he terminates his employment without good reason, we have the option to cause him to comply with certain covenants in which he is restricted from competing against us for a period of one year, provided that we continue to pay his then-current base salary for a period of one year following termination.

         DAVID F. POLAKOFF, M.D.

         The Management Company has entered into an employment agreement with Dr. Polakoff as of May 13, 2002. Dr. Polakoff's agreement provides for a three-year term, which extends automatically for successive one-year terms. Pursuant to this agreement, Dr. Polakoff is entitled to receive:

         - a base salary, currently $350,000 per year, which is reviewed by the Management Company's board of directors annually, and may increase, but not decrease;

         - an annual bonus equal to 50% of his annual base salary if we achieve specified financial targets; and

         - fringe benefits, including stock options and pension and welfare benefits.

         If within one year following a change of control Dr. Polakoff's employment is terminated without cause or he terminates his employment for good reason, then he will receive in a lump sum the following: (i) a prorated target bonus for bonus amounts earned during the year of termination; and (ii) an amount equal to 1.5 times the sum of (x) his then- current base salary plus (y) the greater of the average bonus paid to him over the two prior years or his target bonus. In addition, he will be entitled (subject to mitigation) to benefit continuation for a period of twenty-four months following his termination, and all equity-based awards will become fully vested.

         If Dr. Polakoff's employment is terminated without cause either prior to, or following the first anniversary of, a change of control, he will continue to receive his then-current salary for a period of one and one-half years. He will also receive a lump sum payment equal to his prorated target bonus for bonus amounts earned during the year of termination. In addition, he will be entitled (subject to mitigation) to benefit continuation for a period not to exceed the period for which he receives his then-current salary. In addition, all equity-based awards will become fully vested.

         Dr. Polakoff has agreed not to solicit any client or prospective client of ours or solicit or hire our employees for two years following the end of his employment. In addition, if Dr. Polakoff terminates his employment without good reason, we have the option to cause him to comply with certain covenants in which he is restricted from competing against us for a period of one year, provided that we continue to pay his then-current base salary for a period of one year following termination.

         SUSAN THOMAS WHITTLE

         We have entered into a separation agreement and general release with Susan Thomas Whittle pursuant to which her employment with the Management Company terminated as of December 31, 2002. We have agreed to pay Ms. Whittle $330,500, less legal deductions, over a 52-week period during which Ms. Whittle has agreed to remain available to provide consulting services to us as may be requested by our Chief Executive Officer and our General Counsel.

         Pursuant to the terms of the agreement, Ms. Whittle has agreed not to disclose any confidential information for a period of two years following the execution of the agreement and any trade secrets for as long as the trade secrets remain confidential under applicable law. Ms. Whittle has agreed not to solicit any client or prospective client of ours or solicit or hire our employees for one year following the end of her employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our compensation committee currently consists of Messrs. Lund, Daugherty and Stearns. None of the members of our compensation committee was at any time during our 2002 fiscal year, or any other time, an officer or employee of Mariner. None of the members of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

         Highland, together with certain of its affiliates, beneficially owns over five percent of our common stock. Certain affiliates of Highland are members of the syndicate of financial institutions serving as lenders under our senior credit facility. In connection with their participation in this syndicate, these affiliates are entitled to receive their pro rata share of interest payments and any other customary fees under the senior credit facility. Patrick Daugherty, one of our directors, is General Counsel and a Senior Portfolio Manager of Highland, the general partner of Highland Crusader Offshore Partners, L.P., or Highland Crusader, and the investment advisor for Prospect Street High Income Portfolio, Inc., or Prospect Street, affiliates of Highland and stockholders of ours. In May 2002, Highland and its affiliates received $0.8 million as lenders under our senior credit facility. This represented their pro rata share of commitment fees, paid to all lenders, related to our senior credit facility.

         Foothill Group, Inc., or Foothill Group, and Foothill Income Trust, affiliates of Wells Fargo Foothill, which, together with its affiliates, beneficially owns over five percent of our common stock, are members of the syndicate of financial institutions serving as lenders under the revolving and term loan facilities of our senior credit facility. In connection with their participation in this syndicate, Foothill Group and Foothill Income Trust are entitled to receive their pro rata share of interest payments and any other customary fees under the senior credit facility. Additionally, Foothill Partners III, L.P., or Foothill Partners III, and Foothill Partners IV, L.P., or Foothill Partners IV, are members of the syndicate of financial institutions serving as lenders under our $150,000,000 Second Priority Secured Notes due 2009, or Second Priority Notes. In connection with their participation in this syndicate, they are entitled to receive their pro rata share of interest payments and any other customary fees under the Second Priority Notes. M. Edward Stearns, one of our directors, is Senior Vice President of Wells Fargo Foothill and a Managing General Partner of five partnerships in the Foothill family of funds, which are affiliates of Foothill Group and Foothill Income Trust. In May 2002, Foothill Group and Foothill Income Trust received $0.1 million and $0.4 million, respectively, as lenders under our senior credit facility. This represented their pro rata share of commitment fees, paid to all lenders, related to our senior credit facility.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation committee of the board of directors is responsible for establishing and administering the policies and programs that govern both annual compensation and stock-based incentive compensation plans for the executive officers of Mariner and its subsidiaries. Our existing compensation structure was established by negotiation between our senior management team, our previous board of directors (serving immediately prior to our emergence from bankruptcy) and our senior secured lenders under our previous senior credit facility, in connection with our emergence from bankruptcy on May 13, 2002. Our executive compensation policy is based upon principles designed to motivate and retain executive officers and to establish an appropriate relationship between executive pay and short-term and long-term performance. The components of our compensation program are base salary, annual incentive awards and equity participation. These components are designed and administered to provide total compensation that is competitive in the marketplace, rewards successful short-term and long-term financial and non-financial performance and aligns executive officers' interests with those of stockholders.

BASE SALARY

         Our executive officers are parties to employment agreements with Mariner and the Management Company that generally permit the compensation committee to increase, but not decrease, the executive officers' compensation. The compensation committee reviews each component of executive compensation on an annual basis with the assistance of an independent consultant and the use of executive compensation surveys of comparable healthcare and service companies. The compensation committee's policy is to target total executive compensation at approximately the 75th percentile of the marketplace as reflected in the compensation surveys.

ANNUAL INCENTIVE

         The compensation committee believes that a significant portion of total cash compensation for executive officers should be subject to the attainment of specific predetermined financial and, depending on the executive officers' function, quality criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk based upon the attainment of predetermined financial and quality performance objectives. Incentive compensation objectives are constructed to encourage responsible and profitable growth while taking into account non-routine factors that may be integral to the success of Mariner. Our executive officers have target bonuses ranging from 40% to 100% of their respective base salaries as set forth in the applicable employment agreements.

         For fiscal year 2002, the compensation committee acting prior to our emergence from the bankruptcy, or the Prior Committee, set certain financial performance targets that did not take into effect certain cuts in Medicare reimbursement that became effective in the fourth quarter of fiscal year 2002 and which were beyond our executive officers' control. The Prior Committee did not anticipate these events in establishing the financial targets for fiscal year 2002 and the compensation committee believes that these events had a substantial impact upon the ability of employees to achieve the financial targets set by the Prior Committee under the annual incentive plan for this year. Because the compensation committee believed that Mariner would have attained its performance goals but for these reimbursement cuts, the compensation committee in its discretion elected to pay a percentage of awards contemplated by the annual incentive plan for fiscal year 2002 to eligible plan participants. As a result of the compensation committee's actions approximately $10,260,000 in awards were earned by approximately 777 participants under the annual incentive plan.

EQUITY PARTICIPATION

         The compensation committee believes that equity participation is a key component of its executive compensation program and in this regard administers our 2002 Stock Incentive Plan, which is a broad based plan providing the compensation committee with the ability to grant various types of awards including stock options, restricted stock grants and stock appreciation rights. The use of such awards provides a long-term link between the results achieved for our stockholders and the rewards provided to executive officers. Stock options and other stock-based compensation are granted to executive officers primarily based on the executive officer's actual and potential contribution to our growth, long-term performance, and the practices of other companies in the long-term care industry. Stock-based compensation is designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of our stockholders. Stock-based compensation also provides an effective incentive for executive officers to create stockholder value over the long-term since the full benefit of their compensation package cannot be realized unless an appreciation in the price of our common stock occurs over a number of years. All of the awards under the 2002 Stock Incentive Plan have been stock option awards and substantially all of the awards were granted in connection with our emergence from the bankruptcy.

         Because a majority of the option grants were made upon our emergence from the bankruptcy, or the Initial Grants, the exercise price of the options granted was based on the enterprise value of Mariner at that time and did not take into account the cuts in Medicare reimbursement that became effective on October 1, 2002. These cuts resulted in a significant deterioration in the stock price of our common stock. Because of this deterioration, the Initial Grants were no longer viewed by our board of directors and the compensation committee as sufficient to attract and retain executive officers. Accordingly, on May 6, 2003 our board of directors, with a majority of the compensation committee members voting in favor, approved a tender offer for the Initial Grants. Pursuant to the terms of the tender offer, which closed on June 13, 2003, the Initial Grants were surrendered to Mariner for cancellation and the compensation committee will issue new options to purchase shares of our common stock on December 15, 2003. One new option share will be issued for each Initial Option grant share surrendered, provided that the employee remains employed by us through the grant date of the new options and subject to certain other terms set forth in the documents pertaining to the tender offer. The exercise price of the new option grants will be the greater of $8.00 per share or the fair market value of our common stock on the date the new options are granted.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Winkle's salary is set forth in his employment agreement, which was entered into prior to our emergence from bankruptcy and is not subject to downward adjustment without Mr. Winkle's consent. The compensation committee did not approve any increases in the base compensation of any of our executive officers during fiscal year 2002.

         With respect to Mr. Winkle's 2002 annual incentive, the compensation committee approved a bonus payment to Mr. Winkle of $697,500, a discount from the amount to which Mr. Winkle would have otherwise been entitled. The compensation committee expressed its confidence in Mr. Winkle and the financial performance of Mariner, but believed that the cuts in Medicare reimbursement that adversely affected our stockholders should also be taken into account in determining bonus awards.

         No new option grants were approved for our executive officers in fiscal year 2002. The compensation committee did approve the tender offer described above and anticipates granting Mr. Winkle options to purchase 439,560 shares of our common stock on December 15, 2003 to replace the 439,560 options surrendered by Mr. Winkle in the tender offer.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

         The Omnibus Budget Reconciliation Act of 1993 amended the Internal Revenue Code, or the Code, to provide generally that the compensation paid by publicly held corporations to the Chief Executive Officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by a corporation only if paid pursuant to qualifying performance-based compensation plans approved by the stockholders of the corporation. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. It is the compensation committee's policy to maximize the effectiveness of our executive compensation plans. In that regard, the compensation committee intends to preserve its flexibility so that it may take actions, which are deemed to be in the best interests of Mariner and its stockholders. Such actions may not always qualify for tax deductibility under the Code.

         All members of the compensation committee of Mariner listed below submit the foregoing report.

                                        COMPENSATION COMMITTEE

                                        Victor L. Lund, Chairman
                                        Patrick H. Daugherty
                                        M. Edward Stearns

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

         In December 2002, in connection with C. Christian Winkle's agreement to relocate his personal residence to Atlanta, Georgia, the site of our corporate headquarters, we purchased Mr. Winkle's primary residence for its fair market value in accordance with our corporate relocation policy. The fair market value was determined based upon the average of two appraisals conducted by independent appraisal services and was determined to be $1.4 million. Additionally, we reimbursed Mr. Winkle for reasonable and customary closing costs actually incurred related to the sale in the amount of approximately $58,000 also in accordance with our corporate relocation policy.

         In January 2003, in connection with Michael E. Boxer's agreement to relocate his personal residence to Atlanta, Georgia, the site of our corporate headquarters, we purchased Mr. Boxer's primary residence for its fair market value in accordance with our corporate relocation policy. The fair market value was determined based upon the average of two appraisals conducted by independent appraisal services and was determined to be $876,000.

CONSIDERATION RECEIVED BY FIVE PERCENT BENEFICIAL OWNERS IN CONNECTION WITH BANKRUPTCY PROCEEDINGS

         Each of the entities named as five percent beneficial owners in our principal stockholders' table above held prepetition claims in our bankruptcy cases and, as a consequence, received pro rata distributions made pursuant to our Joint Plan. These distributions are more fully described elsewhere in our filings with the SEC.

LOUGHLIN MEGHJI + COMPANY

         Mohsin Y. Meghji, one of our directors, is a principal in LM+Co., the financial advisor to the senior lenders' steering committee in our former bankruptcy proceedings. This committee represented the interests of lenders under our prepetition senior credit facility during our bankruptcy proceedings. During these proceedings, we paid LM+Co. $526,996 in fees in connection with its representation of this committee.

FOOTHILL GROUP, INC. AND FOOTHILL INCOME TRUST, L.P.

         Foothill Group and Foothill Income Trust, affiliates of Wells Fargo Foothill, which, together with its affiliates, beneficially owns over five percent of our common stock, are members of the syndicate of financial institutions serving as lenders under the revolving and term loan facilities of our senior credit facility. In connection with their participation in this syndicate, Foothill Group and Foothill Income Trust are entitled to receive their pro rata share of interest payments and any other customary fees under the senior credit facility. Additionally, Foothill Partners III and Foothill Partners IV are members of the syndicate of financial institutions serving as lenders under our Second Priority Notes. In connection with their participation in this syndicate, they are entitled to receive their pro rata share of interest payments and any other customary fees under the Second Priority Notes.
M. Edward Stearns, one of our directors, is Senior Vice President of Wells Fargo Foothill and a Managing General Partner of five partnerships in the Foothill family of funds, which are affiliates of Foothill Group and Foothill Income Trust. In May 2002, Foothill Group and Foothill Income Trust received $0.1 million and $0.4 million, respectively, as lenders under our senior credit facility. This represented their pro rata share of commitment fees, paid to all lenders, related to our senior credit facility.

HIGHLAND CAPITAL MANAGEMENT

         Highland, together with certain of its affiliates, beneficially owns over five percent of our common stock. Certain affiliates of Highland Capital are members of the syndicate of financial institutions serving as lenders under our senior credit facility. In connection with their participation in this syndicate, these affiliates are entitled to receive their pro rata share of interest payments and any other customary fees under the senior credit facility. Patrick Daugherty, one of our directors, is General Counsel and a Senior Portfolio Manager of Highland, the general partner of Highland Crusader and the investment advisor for Prospect Street, affiliates of Highland and stockholders of ours. In May 2002, Highland and its affiliates received $0.8 million as lenders under our senior credit facility. This represented their pro rata share of commitment fees, paid to all lenders, related to our senior credit facility.

                       AUDIT/COMPLIANCE COMMITTEE REPORT

         For the year ended December 31, 2002, the audit/compliance committee has reviewed and discussed the audited financial statements with management and the independent auditors, Ernst & Young LLP, or Ernst & Young. The audit/compliance committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented by Statement of Auditing Standards No. 90, and reviewed the results of the independent auditors' examination of the financial statements.

         The audit/compliance committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, discussed with the auditors the auditors' independence, and satisfied itself as to the auditors' independence.

         Based on the above reviews and discussions, the audit/compliance committee recommended to the board of directors that the audited financial statements of Mariner be included in Mariner's annual report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

         The board of directors has adopted a written charter, which governs the audit/compliance committee and which is being included as Annex A to this proxy statement. The charter is being reviewed as to adequacy against the requirements of the Sarbanes-Oxley Act as it is being implemented from time to time by the SEC.

                                        AUDIT/COMPLIANCE COMMITTEE

                                        Earl P. Holland, Chairman
                                        Philip L. Maslowe
                                        Mohsin Y. Meghji

                             AUDIT AND RELATED FEES

         The table below shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young for fiscal year 2002. During fiscal year 2002, no fees were paid to Ernst & Young in connection with financial systems design and implementation. During fiscal year 2002, our audit/compliance committee determined that the provision by Ernst & Young of non-audit services was compatible with maintaining the audit independence of Ernst & Young. As a matter of policy, the audit/compliance committee will pre-approve any professional services to be rendered by Ernst & Young.


                                                  Fiscal Year Ended
     Fees                                         December 31, 2002
     ----                                         -----------------

Audit Fees                                           $ 2,100,000
All Other Fees                                         1,440,000
                                                     -----------

Total                                                $ 3,540,000
                                                     ===========

         The audit fees for fiscal year 2002 were for professional services rendered for the audits of the consolidated financial statements of Mariner for the eight months ended December 31, 2002 and of the consolidated financial statements of Mariner's predecessor entity prior to Mariner's emergence from bankruptcy for the four months ended April 30, 2002. All other fees were for services rendered in connection with: (i) tax consultation and tax advisory services in the amount of $640,000; (ii) review and consent to information included in registration statements, comfort letters and agreed upon procedures reports in the amount of $410,000; (iii) accounting consultations and accounting assistance in the amount of $120,000; and (iv) Ernst & Young acting as an independent review organization under our Corporate Integrity Agreement, in the amount of $270,000.

         A representative of Ernst & Young is expected to attend the meeting. The representative will have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to answer appropriate questions.

                            STOCK PERFORMANCE GRAPH

         All shares of our common stock held by our stockholders prior to our filing for bankruptcy were cancelled in connection with our emergence therefrom. To satisfy some of our prepetition claims, we issued new common stock to certain claimholders, which under the terms of our Joint Plan had a per share value of $20.12. The first trade of the new common stock occurred on June 14, 2002. The following graph compares the total stockholder return on our common stock since June 14, 2002 with that of: (i) the S & P 500 Index; and
(ii) an index comprised of a group of peer companies consisting of: Manor Care, Inc., Genesis Health Ventures, Inc., Beverly Enterprises, Inc., Kindred Healthcare, Inc., Extendicare Health Services, Inc. and Sun Healthcare Group, Inc.

         The total return calculations set forth below assume $100 invested on June 14, 2002 with reinvestment of any dividends paid up until December 31, 2002. The stock price performance shown below is historical and should not be considered indicative of our potential future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                    JUNE 14, 2002 THROUGH DECEMBER 31, 2002


                                     June 14, 2002     June 30, 2002     Sept. 30, 2002       Dec. 31, 2002
                                     -------------     -------------     --------------       -------------

Mariner Health         Return %                              0.00             -43.40              -16.00
                       Cum $            $100.00           $100.00             $56.60              $47.54

S & P 500              Return %                             -7.12             -17.28                8.44
                       Cum $            $100.00            $92.88             $76.83              $83.31

Peer Group Only        Return %                             -5.20             -20.45              -15.86
                       Cum $            $100.00            $94.80             $75.41              $63.45

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Stockholder proposals intended to be presented at our 2004 annual meeting of stockholders must be received at our principal executive offices no later than March 3, 2004 in order to be considered for inclusion in our proxy statement relating to that meeting. Moreover, with respect to any proposal by a stockholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at the 2004 annual meeting of stockholders, such stockholder must provide written notice of such proposal to our corporate secretary at our principal executive offices between the close of business on March 3, 2004 and April 2, 2004. With respect to any proposal not to be included in the proxy statement, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposal if the proposal is considered at the 2004 annual meeting of stockholders, even if the stockholders have not been advised of the proposal. In addition, stockholders must comply in all respects with the rules and regulations of the SEC then in effect and the other procedural requirements of our bylaws.

                                 OTHER MATTERS

         The board of directors knows of no other matters to be presented for stockholder action at our 2003 annual meeting of stockholders. However, if other matters do properly come before the meeting or any adjournments or postponements of the meeting, the board of directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                                                        ANNEX A


                           MARINER HEALTH CARE, INC.

                     AUDIT AND COMPLIANCE COMMITTEE CHARTER

The Audit and Compliance Committee (the "Audit Committee") is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the independence and performance of the Company's internal and external auditors and (3) the compliance by the Company with its obligations arising pursuant to the Corporate Integrity Agreement (the "CIA") between the Office of Inspector General of the Department of Health and Human Services and Mariner Health Care, Inc. The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors and do not certify the Company's financial statements.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors. Only independent directors will serve on the Audit Committee, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc. Each member of the Audit Committee must be financially literate, and at least one member of the Audit Committee must have accounting or related financial management expertise. The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial information that will be provided to the Company shareholders and others, the systems of internal controls which management and the Board of Directors have established, all audit processes and results as well as the Company's accounting, reporting and financial practices. The Company and its subsidiaries' Chief Compliance Officer shall report regularly to the Audit Committee on (i) the Company's compliance with its obligations arising under the CIA, (ii) any material developments arising in connection with the Corporate Compliance Program, including the review of quality of care related information, and (iii) such other information as the Audit Committee may from time to time request. No audit committee member should vote on any matter in which he or she is not independent.

In addition to the matters set forth herein, the Audit Committee will perform such other functions as required by law, the Company's Articles of Incorporation or Bylaws, or the Board of Directors.

GENERAL RESPONSIBILITIES

The Audit Committee:

-        will meet at least four times each year;

- may conduct or authorize investigations into any matters within its scope of responsibilities and may retain independent counsel, accountants, or other professional advisers for assistance; and

-        will report its actions to the Board of Directors.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND APPOINTMENT OF THE INTERNAL AUDITOR

The Audit Committee will:

- consider and make recommendations regarding the engagement of independent accountants to conduct Company audits, subject to approval by the Board of Directors, with the independent accountants ultimately accountable to the Board of Directors;

- review the scope of the audit, the associated fees to be paid to the independent accountants and, under circumstances deemed appropriate, recommend to the Board dismissal of the independent accountants; and

- review and concur in the appointment, replacement, reassignment, or dismissal and confirm the independence of the individual or firm responsible for the Company's internal audit function.

Responsibilities for reviewing internal audits, the annual external audit, and the review of quarterly and annual financial statements

The Audit Committee will:

- assure that the independent accountant (1) is available to meet with the Board of Directors at least annually, (2) views the Board of Directors as its client and (3) provides the Audit Committee with a timely analysis of significant financial reporting issues;

- periodically require management, the director of internal auditing, and the independent accountant to review and report and comment on significant Company risks or exposures and actions to minimize such risks or exposures;

- review reports on the adequacy of the Company's internal controls, including computerized information system controls and security; and

- review, prior to release, documents containing the Company's financial statements, including the interim financial reports and filings with the SEC or other regulators.

After the annual examination is completed, the Audit Committee will review:

-        the Company's annual financial statements and related footnotes;

- the independent accountant's audit of and report on the financial statements;

- the independent auditor's qualitative judgement about the appropriateness, not just the acceptability, of accounting principles and financial disclosures;

- any significant difficulties or disputes with management encountered during the course of the audit;

- any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company;

- with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements;

- any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties on an arm's length basis, and which arrangements or transactions are relevant to an understanding of the Company's financial statements; and

- any other matters related to the Company's annual audit that are to be communicated to the Audit Committee under generally accepted auditing standards.

The Audit Committee will consider and review with management and the director of internal auditing:

- significant findings during the year and management's responses to them;

- significant difficulties encountered during the course of their audits, including any restrictions on the scope of their work or access to required information;

-        changes required in the planned scope of their audit plan; and

- the internal auditing department's compliance with the Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

SPECIFIC RESPONSIBILITIES WITH RESPECT TO THE CORPORATE INTEGRITY AGREEMENT

The Audit Committee will consider and review with management:

- the adequacy of the Company's system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of the Company's financial reporting to Federal health care programs;

- the Company's policies and procedures designed to ensure that the Company complies with applicable statutes, regulations, policies and the CIA in all material respects; and

- the internal systems and procedures established by management to respond to Federal, state, internal, and external reports of quality of care issues, including a periodic review of quality of care related information, and any significant issues encountered since the prior review with a view to evaluating whether such systems function adequately.

                       ANNUAL MEETING OF STOCKHOLDERS OF
                           MARINER HEALTH CARE, INC.

                                 JULY 30, 2003


                           Please date, sign and mail
                             your proxy card in the
                             postage-paid envelope
                          provided as soon as possible.


                Please detach and mail in the envelope provided.


PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. ELECTION OF DIRECTORS:

                     NOMINEES:

[ ]  FOR ALL NOMINEES

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ] FOR ALL EXCEPT

(See instructions below)

                     [ ]  Victor L. Lund (Chairman)

                     [ ]  C. Christian Winkle

                     [ ]  Patrick H. Daughterty

                     [ ]  Earl P. Holland

                     [ ]  Philip L. Maslowe

                     [ ]  Mohsin Y. Meghji

                     [ ]  M. Edward Stearns

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Each of the proxies named on the reverse side of this card present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.


INSTRUCTION:    To withhold authority to vote for any individual
                nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o


--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]


------------------------   ---------   -----------------------   -------
Signature of Stockholder     Date:     Signature of Stockholder   Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership name by an authorized person.

                            MARINER HEALTH CARE, INC.
           Proxy Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on July 30, 2003

          The undersigned stockholder of Mariner Health Care, Inc., a Delaware corporation (the "Company"), hereby appoints C. Christian Winkle, President and Chief Executive Officer and Stefano M. Miele, Senior Vice President, General Counsel and Secretary, or either of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all shares of the Company's Stock, par value $.01 per share, which the undersigned is entitled to vote at the annual meeting of stockholders to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on Wednesday, July 30, 2003, at 9:00 a.m., Central time, or at any adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of stockholders and proxy statement, dated June 30, 2003 receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment or postponement.

                (Continued and to be signed on the reverse side)